Exhibit 99.1

7/1/2010

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006

Re:

Post-Effective Amendment to Registration Statements (No. 333-62137, No. 333-81451, No. 333-46250, No. 333-89568, No. 333-161122, and No. 333-161124) on Form S-8 of XL Group Public Limited Company (the “Post-Effective Amendment”)

Ladies and Gentlemen:

CT Corporation System, located at 111 Eighth Avenue, New York, New York 10011, hereby accepts its appointment as agent for service of process for XL Group Public Limited Company, in connection with the Post-Effective Amendment.

Any process received by us will be forwarded to:

Kirstin Romann Gould, Esq.
Executive Vice President, General Counsel and Secretary
XL Group Public Limited Company
No. 1 Hatch Street Upper, 4th Floor
Dublin 2
Ireland
+353 (1) 405-2033

We acknowledge receiving $201.84 as payment for the first year of this appointment, which is renewable annually.

Our acceptance of this designation and our continued representation is contingent upon our receipt of timely payment of our charges for this service.

Very truly yours,

C T CORPORATION SYSTEM

/s/ Michael E. Jones

Michael E. Jones
Assistant Secretary